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                                                                   Exhibit 10.12
                                                                   -------------


                             AT HOLDINGS CORPORATION



                           -------------------------

                             STOCKHOLDERS AGREEMENT

                           -------------------------




                                   Dated as of
                                December 17, 1998



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                             STOCKHOLDERS' AGREEMENT


         STOCKHOLDERS' AGREEMENT made as of this 17th day of December, 1998, by and among AT Holdings Corporation, a Delaware corporation (the "Company"), AT Holdings, LLC, a Nevada limited liability company ("ATLLC"), YC International Inc., a California corporation ("YCI"), Sunhorizon International, Inc., a California corporation ("Sunhorizon", and together with ATLLC and YCI, the "Yamada Investors"), Chase Venture Capital Associates, L.P., a California limited partnership (together with its permitted transferees the "Equity Investors"), and David L. Chrencik, Yoichi Fujiki, Paul R. Keen, Michael S. Lipscomb and Frances S. St. Clair individually and as representatives of all of the management and director stockholders of the Company who enter into Acknowledgment and Agreements substantially in the form of ANNEX A to this Agreement (the "Management Investors"). The Yamada Investors, the Management Investors and the Equity Investor are sometimes referred to herein collectively as the "Investors".

         WHEREAS, the Company has entered into a Stock Purchase Agreement dated as of December 17, 1998, with ATLLC, whereby the Company has agreed to purchase 639,510 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock") for an aggregate purchase price of approximately $79,590,000 (the "Stock Repurchase");

         WHEREAS, the Company plans to finance the Stock Repurchase partially from the proceeds of the issuance to the Equity Investor pursuant to the Preferred Stock and Warrant Purchase Agreement dated as of December 17, 1998, with the Company (the "Preferred Stock Agreement") of a total of 30,000 shares of Cumulative Exchangeable Redeemable Preferred Stock, par value $1,000 per share (the "Preferred Stock") and warrants to acquire 46,025 shares of Common Stock, including additional warrants issued upon the occurrence of certain Events of Non-Compliance (as defined in the Preferred Stock Agreement) (the "Warrants"), for an aggregate purchase price of $30,000,000;

         WHEREAS, it is a condition to the obligations of the Equity Investor to purchase the Preferred Stock and Warrants pursuant to the Preferred Stock Agreement that the Investors shall enter into this Stockholders' Agreement;

         WHEREAS, the Company has entered into a Supplemental Stockholders Agreement of even date herewith with Argo-Tech Corporation and Key Trust Company of Ohio, N.A., in its capacity as Trustee under the Argo-Tech Corporation Employee Stock Ownership Plan and Trust (the "Supplemental Stockholders Agreement"); and

         WHEREAS, the Investors desire to enter into this Stockholders' Agreement for the purpose of regulating certain aspects of the Investors' relationships with regard to the Company;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:



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SECTION 1. BOARD OF DIRECTORS; GOVERNANCE.
           -------------------------------

         1.1 NUMBER OF DIRECTORS; ELECTION OF NOMINEES. During the term of this Agreement, each Investor shall take any and all action to elect, and shall use their best efforts to cause the elected Board of Directors to recommend the election to the Board of Directors of the Company (the "Board of Directors"), the following seven (7) individuals:

                  (a) two (2) individuals designated in writing by the Yamada Investors, not more than one of whom may be an employee of the Company or any of its subsidiaries (the "Yamada Directors"); and

                  (b) five (5) individuals designated in writing by the Management Investor representatives, not more than two of whom may be employees of the Company or any of its subsidiaries (the "Management Directors").

         1.2 INITIAL DIRECTORS. The initial Board of Directors will consist of:

                        Name                           Category
                        ----                           --------

             1.  Mr. Remi de Chastenet             Yamada Director
             2.  Mr. Robert Nagata                 Yamada Director
             3.  Mr. Thomas Dougherty              Management Director
             4.  Mr. Yoichi Fujiki                 Management Director
             5.  Mr. Michael Lipscomb              Management Director
             6.  Mr. Karl Storrie                  Management Director
             7.  Vacancy                           Management Director

         1.3 VACANCIES. If any vacancy on the Board of Directors occurs during the term of this Agreement (including the vacancy identified in Section 1.2), the Investors shall use their best efforts to cause the Directors remaining in office to recommend and elect to fill such vacancy with a replacement director in accordance with the provisions of Section 1.1 hereof.

         1.4 INCREASES IN THE NUMBER OF DIRECTORS. Subject to the Company's governing charter documents, the number of members of the Board of Directors may be increased from seven (7) persons from time to time at the discretion of the Board of Directors; PROVIDED, HOWEVER, that such increases shall require the approval of Directors then in office who number one less than the total Directors then in office. In the event that the size of the Board of Directors is increased, the additional members shall be persons who are not employees of the Company, selected by the Management Investor representatives in a manner consistent with the provisions of Section 1 hereof.

         1.5 NON-VOTING OBSERVER. The Equity Investor shall have the right to select one non-voting observer to the Board of Directors, who shall have the right to attend all Board of Directors and committee meetings.


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         1.6 VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS.

             (a) The approval of more than 66% of the members of the Board of Directors shall be required before the Company enters into any Extraordinary Transaction (as hereinafter defined).

             (b) "Extraordinary Transactions" shall mean the following:

                 (i) the merger or consolidation of the Company with or into another entity, where (x) the Company is not the survivor or (y) the capital stock of the Company is converted or exchanged into other securities or cash or
(z) the holders of the Common Stock, immediately prior to such merger or consolidation do not own at least a majority of the voting power of the Company immediately following such merger or consolidation;

                 (ii) a sale by the Company of all or substantially all of its assets, other than to one or more wholly-owned subsidiaries of the Company;

                 (iii) any amendment to the Company's Certificate of Incorporation or Bylaws; or

                 (iv) the adoption by the Company of a plan of liquidation.


SECTION 2. TRANSFER RESTRICTIONS
           ---------------------

         2.1 GENERAL RESTRICTION.

             (a) Each Investor agrees that neither such Investor nor any of such Investor's permitted transferees as contemplated below will directly or indirectly offer, transfer, donate, sell, assign, pledge, hypothecate or otherwise dispose of (any such action a "Transfer") all or any portion of the shares of Common Stock of the Company now owned or hereafter acquired by such Investor or them, except (i) to permitted transferees as permitted by Section 2.1(b) or (ii) in bona fide sales to third parties for value following compliance with Section 2 (it being understood that so long as the Equity Investor owns less than 10% of the outstanding shares of Common Stock, bona fide sales by the Equity Investor to third parties for value shall be permitted under this Section 2).

             (b) "Permitted Transfers" by an Investor shall be limited to (i) Transfers by any Investor to its Affiliates (as defined below), (ii) Transfers upon an Investor's death to the Investor's heirs, executors or administrators or to a trust under the Investor's will or to the Investor's guardian or conservator, (iii) Transfers between Management Investors or Affiliates of Management Investors, (iv) Transfers between Yamada Investors or Affiliates of Yamada Investors, (v) Transfers to Management Investors, (vi) Transfers to the Company, any Affiliate of the Company or any employee benefit plan maintained by the Company or any of its Affiliates and (vii) any Transfer by a Management Investor which has been approved by the Management Investor representatives. Anything to the contrary in this Agreement notwithstanding, Transfers under this
Section 2.1(b) shall not be subject to Section 2.2 or 2.3 and transferees permitted by

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this Section 2.1(b) shall take any shares so Transferred subject to all obligations under this Agreement as if such shares were still held by the Investor whether or not they so expressly agree.

             (c) For purposes of this Agreement, "Affiliate" shall mean, (i) with respect to an individual: a parent, descendent or spouse of such individual; (ii) with respect to an individual: any trust for the primary benefit of the individual or any person described in clause (i); (iii) with respect to a trust: the beneficiaries of the trust or another trust established for the primary benefit of such beneficiaries; and (iv) with respect to any person (other than a natural person): any other person, directly or indirectly, controlling or controlled by under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         2.2 RIGHT OF FIRST REFUSAL. If at any time on or after the date hereof an Investor, or group of Investors, owning a combined total of ten percent (10%) or more of the outstanding shares of Common Stock (including for all purposes of this Section 2.2, any permitted transferee of such Investor's shares pursuant to
Section 2.1(b)) receives a bona fide offer to purchase shares representing ten percent (10%) or more of the outstanding shares of Common Stock (the "Offer") from an unaffiliated third party (the "Offeror") that the Investor, or group of Investors, wishes to accept, such Investor, or group of Investors, may Transfer such shares pursuant to and in accordance with the following provisions of this
Section 2.2:

             (a) Such Investor, or group of Investors (the "Selling Investor") shall cause the Offer to be reduced to writing and shall notify the Company and the other Investors in writing of such Selling Investor's desire to accept the Offer and otherwise comply with the provisions of this Section 2. The Selling Investor's notice shall constitute an irrevocable offer to sell such Common Stock to the Company and the other Investors at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer. The notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror).

             (b) The Company shall have the right to offer to purchase all, but not less than all, of the shares covered by the Offer. To exercise such right, the Company shall, within ten (10) days of receipt of such written notice (the "Company Notice Period"), communicate in writing such election to the Selling Investor (with copies to the other Investors). Such written election to purchase shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of all of the shares covered by the Offer.

             (c) In the event that the Company does not exercise its rights pursuant to Section 2.2(b), the Selling Investor shall notify the other Investors in writing of such fact (the "Investor Notice"). At any time within twenty (20) days after receipt by the other Investors of the Investor Notice (the "Notice Period"), one or more of the other Investors, individually or in aggregate may, subject to the terms hereof, choose to accept the Offer with respect to all, but not less than all, of the shares covered thereby and not purchased by the Company by giving written notice to the Selling Investor to such effect; provided that if two or more of the other Investors choose, in the aggregate, to accept such Offer with respect to an aggregate number of shares

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which exceeds the number of shares subject to such Offer and available for purchase, the number of shares for which the Offer may be accepted by each such Investor shall, in each case, be reduced by the smallest number of shares as shall be necessary to reduce the aggregate number of shares for which the Offer may be accepted by the electing Investors as contemplated herein to the number of shares for which the Offer was made and which are available for purchase by them; provided further, that the number of shares for which any Investor may accept such Offer as contemplated herein shall in no event be reduced to less than the number of shares which bears the same proportion to the total number of shares which are available for purchase as the number of shares of Common Stock then held by such Investor bears to the total number of shares of Common Stock then held by all Investors accepting such Offer.

             (d) If shares covered by any Offer are purchased pursuant to
Section 2.2(b) or 2.2(c), such purchase shall be (i) at the same price and on the same terms and conditions as the Offer if the Offer is for cash and/or notes or (ii) if the Offer includes any consideration other than cash and notes, then at the equivalent all cash price for such other consideration. The closing of the purchase of the shares subject to an Offer pursuant to this Section 2.2 shall take place within fifteen (15) days after the expiration of the Notice Period, or upon satisfaction of any governmental approval requirements, if later, by delivery by the respective purchasers of the purchase price for shares being purchased as provided above to the Selling Investor against delivery of the certificates representing the shares so purchased, appropriately endorsed for Transfer by such Selling Investor.

         2.3 TAG-ALONG RIGHTS.

             (a) INVESTORS TAG-ALONG OPTION. In the event any Investor or group of Investors (including for all purposes of this Section 2.3, any permitted transferees of an Investor as contemplated by Section 2.1(b)) proposes to sell ten percent (10%) or more of the outstanding shares of Common Stock or receives an Offer for ten percent (10%) or more of the outstanding shares of Common Stock and any of such shares are not purchased pursuant to Section 2.2, such Investor, or group of Investors, may Transfer the shares subject thereto only following compliance with this Section 2.3.

                 (i) In such event, immediately following the last day of the applicable Notice Period, the Selling Investor shall give an additional notice of the proposed sale to the other Investors, once again enclosing a copy of the Offer, if applicable, which shall identify the Offeror and the number of shares proposed to be sold (the "Co-Sale Notice").

                 (ii) Upon the election by an Investor, such Investor shall have the right, exercisable upon written notice to the Selling Investor and any such permitted transferee within twenty (20) days after delivery to it of the Co-Sale Notice (the "Co-Sale Notice Period"), to participate in the sale on the terms and conditions stated in the Co-Sale Notice, except that any Investor who holds Warrants shall be permitted to sell to the relevant purchaser shares of Common Stock acquired upon exercise thereof or, at its election, an option to acquire such Common Stock when it receives the same upon such exercise at the election of such Investor or as otherwise provided in the Company's Certificate of Incorporation with the same effect as if Common Stock were being conveyed. Each of the Investors shall have the right to sell all or any portion of its shares of Common Stock on the terms and conditions in the Co-Sale Notice (subject to the foregoing), with the number of shares of Common Stock to be apportioned on a

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pro rata basis among the relevant Investors based on the number of shares of
Common Stock requested to be sold by each such Investor. To the extent one or more Investors elect not to sell the full amount of shares which they are entitled to sell pursuant to this Section 2.3(a), the other participating Investors' rights to sell shares shall be increased proportionately to their relative holdings of Common Stock, such that the Investors shall have the right to sell the full number of shares allocable to them in any transaction subject to this Section 2.3(a) even if some Investors elect not to participate.

                 (iii) Within five (5) days after the expiration of the Co-Sale Notice Period, the relevant Investor shall notify each participating Investor of the number of shares held by such Investor that will be included in the sale and the date on which the sale will be consummated, which shall be no later than the later of (i) 30 days after the delivery of the Co-Sale Notice and (ii) the satisfaction of all governmental approval requirements, if any.

                 (iv) Each of the Investors may effect its participation in any sale hereunder by delivery to the purchaser, or to the relevant Investor for transfer to the purchaser, of one or more instruments, certificates and/or option agreements, properly endorsed for transfer, representing the shares it elects to sell therein, provided that no Investor shall be required to make any representations or warranties or to provide any indemnities in connection therewith other than with respect to title to the stock being conveyed. At the time of consummation of the sale, the purchaser shall remit directly to each Investor that portion of the sale proceeds to which each Investor is entitled by reason of its participation therein. No shares may be purchased by a purchaser from the relevant Investor or any of such Investor's permitted transferees unless the purchaser simultaneously purchases from the Investors all of the shares that they have elected to sell pursuant to this Section 2.3(a).

             (b) Any shares held by an Investor or any of its permitted transferees that the Investor or transferee desires to sell following compliance with Section 2.3(a) may be sold to the purchaser only during the 90-day period after the expiration of the Co-Sale Notice Period and only on terms no more favorable to the Investor or transferee than those contained in the relevant notice. Promptly after such sale, such Investor shall notify the parties hereto of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the other parties hereto. So long as the purchaser is neither a party nor an affiliate or relative of a party to this Agreement, such purchaser shall take the shares so Transferred free and clear of any further restrictions of this Section 2. If, at the end of such 90-day period, such Investor or any of such transferees have not completed the sale of such shares as aforesaid, all the restrictions on Transfer contained in this Section 2 shall again be in effect with respect to such shares.

SECTION 3. REGISTRATION RIGHTS
           -------------------

         The Registration Rights Agreement to be entered into by and among the parties to this Agreement is attached as ANNEX B hereto.

SECTION 4. MANAGEMENT INVESTOR REPRESENTATIVES
           -----------------------------------

         4.1 INITIAL REPRESENTATIVES OF THE MANAGEMENT INVESTORS. Initially, there will be five (5) representatives of the Management Investors. The Management Investors, by their

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execution of the Acknowledgment and Agreement attached to this Agreement, appoint the following persons to be their initial representatives:

                                  Name
                                  ----

                  1.       Mr. David L. Chrencik
                  2.       Mr. Yoichi Fujiki
                  3.       Mr. Paul R. Keen
                  4.       Mr. Michael S. Lipscomb
                  5.       Ms. Frances S. St. Clair

         4.2 SUCCESSION. In the event of any vacancies among the Management Investor representatives, the vacancy shall be filled by the person selected by the remaining representatives of the Management Investors holding a majority of the Common Stock owned by such representatives. The representatives of the Management Investors shall have the authority to add members to the representatives or remove members from the representatives of the Management Investors. In the absence of any representatives, new representatives may be appointed by vote of the Management Investors.

         4.3 VOTING. Except as set forth in the first sentence of Section 4.2, all decisions to be made by the representatives of the Management Investors shall be by majority vote of the uninterested representatives of the Management Investors. A written consent of a majority of the uninterested representatives of the Management Investors shall be sufficient to bind all of the representatives of the Management Investors.

SECTION 5. REPURCHASE OF COMMON SHARES FROM MANAGEMENT INVESTORS
           -----------------------------------------------------

         5.1 REPURCHASE OF COMMON SHARES. Upon the termination of a Management Investor's employment (or directorship, as the case may be) with the Company, such Management Investor (or the Investor's heirs, spouse or former spouse or other legal representative, to the extent then otherwise empowered to act on behalf of such Investor) may elect to sell, and the Company shall purchase from such Management Investor (or the Investor's heirs, spouse or former spouse or other legal representative) may sell all, but not less than all, of the shares of Common Stock owned by such Management Investor within six (6) months of such termination upon the written request of such Management Investor and upon the terms set forth in Section 5.2. The Company may assign and delegate its right or obligation to purchase Common Stock under this Section 5 to one or more of the Management Investors, as directed by the Management Investor representatives.

         5.2 PRICE AND TERMS OF REPURCHASE.

         (a) The price at which the Company shall purchase Common Stock under
Section 5.1 from a Management Investor (or the Investor's heirs, spouse or former spouse or other legal representative) (the "Redeeming Investor") is equal to the greater of (i) the most recent Argo-Tech Employee Stock Ownership Plan valuation, or (ii) the sale price of the Common Stock in

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any transaction within the last year in which ten percent (10%) or more of the
Common Stock was sold (the "Purchase Price").

         (b) The Company shall deliver written notice to the Redeeming Investor specifying the date of the closing for the purchase of the Redeeming Investor's Common Stock and the terms of payment of the purchase price of such Common Stock. Any purchase and sale under this Section 5 shall be consummated not more than ninety (90) days (or such other date as is mutually agreeable to the Company and the Redeeming Investors) after the occurrence of the event triggering the repurchase obligation.

         (c) The Purchase Price for the Common Stock shall be paid in full in cash at the closing.

         (d) The Redeeming Investor shall execute and deliver to the Company at the closing the same instruments and documents as are required by the Company.

         5.3 GENERAL LIMITATIONS. Notwithstanding any other provision in this Agreement, the obligation of the Company to purchase Common Stock hereunder and to pay the Purchase Price is subject to any restrictions and limitations imposed on the Company or any of its Affiliates by (i) applicable law, including, without limitation, the existence of funds legally available under the General Corporation Law of the State of Delaware to effect such purchase; (ii) any agreement to which the Company or any Affiliate thereof may become a party at or after the date hereof that gives rise to actual or contingent indebtedness, whether as principal or as guarantor for an Affiliate; and (iii) any default on funded debt or the preferred stock or exchange notes that exists and is continuing or any event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default as such term may be defined in any agreement to which the Company or its Affiliates may be party related to funded debt (collectively, all of the foregoing events described in clause (iii) of this Section 5.3 are hereinafter referred to as a "Default").

         5.4 COMPANY'S NOTE. With respect to any shares of Common Stock the purchase of which would result in the occurrence of a Default or the breach of any limitation on the payment of the Purchase Price, the Company shall give the Redeeming Investor (or his successor or representative, as the case may be), prompt written notice of the occurrence or existence of such a Default or breach, setting forth in reasonable detail the specifics thereof and indicating the number of shares of Common Stock, if any, that the Company is permitted to purchase in cash without such purchase resulting in such a Default or breach of such provisions, and the Company shall purchase such number of shares in cash. With respect to any remaining shares of Common Stock that the Company is unable to purchase in cash, the Company shall, subject to any limitation as provided in
Section 5.3, pay for such Common Stock with a subordinated promissory note (the "Company's Note" or, if there be more than one, the "Company's Notes"), which Company's Note shall bear interest at the prime rate of interest in dollars (U.S.) in effect at that time by Chase Manhattan Bank and which interest shall not be payable in cash at the time (unless the Company determines in its sole discretion to pay such interest in cash currently), but such interest shall accrue during such period of suspension of payment by the Company to the extent permitted by applicable law and by any such agreements giving rise to actual or contingent indebtedness to which the Company or any of its Affiliates is a party, and such interest shall be payable in full at maturity of such Company's
Note if then permitted to be so paid and if not then permitted to be so paid, then at the earliest time such interest may be paid. The Company shall promptly notify the Redeeming Investor in writing as soon as the Company

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is no longer prevented from making a cash payment to satisfy the Company's Note issued for any shares purchased from the Redeeming Investor. The Company shall make such cash payment to the Redeeming Investor within five (5) days of providing such notice and to the full extent possible without exceeding the limits established by Section 5.3. Such resumed payment shall be applied first to accrued and unpaid interest on the principal amount of such Company's Note. In the event that full payment under such Company's Note cannot be made without exceeding such limitations, payments will be made PRO RATA with all other outstanding obligations to former Stockholders, if any, for payment of the Purchase Price for Common Stock purchased hereunder.

SECTION 6. GENERAL
           -------

         6.1 TERMINATION OF PRIOR STOCKHOLDERS AGREEMENT; WAIVER OF RIGHTS. The execution and delivery of this Agreement by any Investor will (i) terminate the AT Holdings Corporation 1994 Stockholders Agreement dated May 17, 1994, as amended, and any other existing stockholders agreements to which such Investor is a party with respect to the ownership of equity securities of the Company and
(ii) be deemed a waiver of all rights of such Investor under such agreements.

         6.2 AMENDMENTS, WAIVERS AND CONSENTS. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No provision hereof may be waived otherwise than by a written instrument that makes reference to this Agreement and is signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of (a) the Company, (b) Management Investors holding at least 50.1% of the shares of Common Stock then owned by the Management Investors, (c) Equity Investors holding at least 50.1% of the Common Stock or Warrants then held by the Equity Investors, and (d) Yamada Investors holding at least 50.1% of the Common Stock then held by the Yamada Investors; provided, however, that no written consent will be required from any group of Investors then holding less than 5% (2.5% in the case of the Equity Investors) of the Common Stock and Warrants, taken together.

             Notwithstanding the foregoing, this Agreement shall be amended from time to time to add or delete Management Investors. A new Management Investor will be added through the execution of an Acknowledgment in the form of ANNEX A, as such form is amended to represent the current Management Investor representatives at such time.

         6.3. TERM. The term of this Agreement shall commence as of the date hereof and shall terminate upon the first to occur of the following events:

                           (a) An initial public offering by the Company resulting in at least $30,000,000 of gross proceeds to the Company, without the deduction of fees, discounts and expenses; or

                           (b)      the Investors, in the aggregate,
                                    beneficially own less than thirty percent
                                    (30%) (by voting power or by value) of the then outstanding Common Stock.

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         6.4 LEGEND ON SECURITIES. The Company and the Investors acknowledge and agree that the following legends shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by an Investor or
Investor:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 17, 1998, INCLUDING THEREIN CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE INVESTOR UPON WRITTEN REQUEST AND WITHOUT CHARGE WITHIN FIVE
(5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO THE COMPANY.

         6.5 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

         6.6 SECTION HEADINGS AND GENDER. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require.

         6.7 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         6.8 NOTICES AND DEMANDS. Any notice or demand which is required or provided to be given under this Agreement or the Certificate of Incorporation shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:


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         if to the Company:

         AT Holdings Corporation
         23555 Euclid Avenue
         Cleveland, OH  44117-1795
         Attention: Corporate Secretary
         Facsimile: (216) 692-6331

         with a copy to:

         Jones, Day, Reavis & Pogue
         901 Lakeside Avenue
         Cleveland, Ohio  44114
         Attention: David P. Porter
         Facsimile: (216) 579-0212

         if to a Management Investor:

         to the address for such person
         indicated on the Company's
         payroll and benefits records

         with a copy to:

         the Company's Corporate
         Secretary at the address
         indicated above

         if to a Yamada Investor:

         AT Holdings, LLC
         1894 Highway 50
         Suite 4-153
         Carson City, Nevada  89701
         Attention: J. Koike

         with a copy to:

         Musick, Peeler & Garrett
         624 South Grand Avenue
         Suite 2100
         Los Angeles, California  90017
         Attention: Thomas T. Kawakami
         if to an Equity Investor:

         Chase Venture Capital Associates, L.P.
         c/o Chase Capital Partners
         380 Madison Avenue
         12th Floor
         New York, New York  10017
         Attention: Richard D. Waters, Jr.
         Facsimile: (212) 622-3950

         with a copy to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, NY  10019
         Attention: Gregory M. Shaw
         Facsimile: (212) 474-3700

         6.9 REMEDIES; SEVERABILITY. It is specifically understood and agreed that any breach of the provisions of this Agreement by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). The Company may refuse to recognize any unauthorized transferee as one of its Investors for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         6.10 INTEGRATION. The terms and provisions of this Agreement and its Exhibits and the Supplemental Stockholders Agreement constitute the entire agreement between the parties and there are no collateral agreements or representations or warranties other than as expressly set forth or referred to in this Agreement and the Supplemental Stockholders Agreement. This Agreement (including its Exhibits) and the Supplemental Stockholders Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by any party hereto or any of their respective Affiliates (or by any director, officer or representative hereof) relating to the matters contemplated hereby. The parties acknowledge that they will be bound by the terms and conditions of the Supplemental Stockholders Agreement.

         6.11 FEES AND EXPENSES. The Company shall reimburse the Investors for the reasonable out-of-pocket expenses incurred by the Investors in connection with the transactions contemplated by this Agreement.

         6.12 BEST EFFORTS. Investors shall use their best efforts to carry-out the intent of this Agreement, including voting shares of Common Stock (i) for any proposal that furthers the purpose of this Agreement and (ii) against any proposal that is contrary to the purpose of this Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement will not be binding and shall have no effect on any shares of Common Stock beneficially owned by an Investor through the Argo-Tech Employee Stock Ownership Plan.

         6.13 ASSIGNMENT. The Company may assign and delegate all of its rights and obligations under this Agreement to any Affiliate of the Company.

         6.14 REGULATORY MATTERS.

              (a) COOPERATION OF OTHER STOCKHOLDERS. Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Chase Venture Capital Associates, L.P., a copy of which is attached hereto as ANNEX C, regarding small business matters (the "SBA Sideletter"), including without limitation, voting to approve amending the Company's Certificate of Incorporation, the Company's By-laws or this Agreement in a manner reasonably acceptable to the Investors and Chase Venture Capital Associates, L.P. or any Regulated Holder (as defined in the SBA Sideletter) entitled to make such request pursuant to the SBA Sideletter in order to remedy a Regulatory Problem (as defined in the SBA Sideletter). Anything contained in this Section 6.14 to the contrary notwithstanding, no Investor shall be required under this Section
6.14 to take any action that would adversely affect in any material respect such Investor's rights under this Agreement or as a stockholder of the Company.

                  (b) COVENANT NOT TO AMEND. The Company and each Investor agree not to amend or waive the voting or other provisions of the Company's Certificate of Incorporation, the Company's By-laws or this Agreement if such amendment or waiver would cause any Regulated Holder to have a Regulatory Problem (as defined in the SBA Sideletter). Chase Venture Capital Associates, L.P. agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after Chase Venture Capital Associates, L.P. has notice of such amendment or waiver.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                             AT HOLDINGS CORPORATION



                                             By:_______________________________
                                                Its:



                                             AT HOLDINGS, LLC



                                             By:_______________________________
                                                Its:



                                             YC INTERNATIONAL INC.



                                             By:_______________________________
                                                Its:



                                             SUNHORIZON INTERNATIONAL, INC.



                                             By:_______________________________
                                                Its:

                                     __________________________________________
                                     DAVID L. CHRENCIK, individually and as
                                     a representative of the Management
                                     Investors



                                     __________________________________________
                                     YOICHI FUJIKI, individually and as a
                                     representative of the Management Investors



                                     __________________________________________
                                     PAUL R. KEEN, individually and as a
                                     representative of the Management Investors



                                     __________________________________________
                                     MICHAEL S. LIPSCOMB, individually and
                                     as a representative of the Management
                                     Investors



                                     __________________________________________
                                     FRANCES S. ST. CLAIR, individually and
                                     as a representative of the Management
                                     Investors


                                     CHASE VENTURE CAPITAL
                                     ASSOCIATES, L.P.

                                     by:            Chase Capital Partners,
                                        its general partner,


                                     By:______________________________________
                                          Name:
                                          Title:

                                                                 Annex A to
                                                          Stockholders Agreement
                                                          ----------------------


                          ACKNOWLEDGMENT AND AGREEMENT

                  The undersigned is a stockholder of AT Holdings Corporation (the "Corporation") who hereby:

         1.       acknowledges status as a "Management Investor" for purposes of
                  the Stockholders Agreement dated as of December   , 1998 among
                  the Corporation, AT Holdings, LLC, YC International Inc., Sunhorizon International, Inc. and the representatives of the Management Investors named therein (the "Stockholders Agreement");

         2. appoints the following persons to serve as the initial representatives of the Management Investors:

                           1.       Mr. David L. Chrencik
                           2.       Mr. Yoichi Fujiki
                           3.       Mr. Paul R. Keen
                           4.       Mr. Michael S. Lipscomb
                           5.       Ms. Frances S. St. Clair;

         3. agrees to be bound by, and joins as a party to, the Stockholders Agreement, in the form approved by the initial representatives of the Management Investors, as it may be amended from time to time in accordance with its terms;

         4. agrees to vote for the election of Directors in accordance with Section 1.1 of the Stockholders Agreement;

         5. agrees to be bound by, and joins as a party to, the Registration Rights Agreement referred to in Section 3 of the Stockholders Agreement, in the form approved by the initial representatives of the Management Investors, as it may be amended from time to time in accordance with its terms; and

         6. acknowledges the termination of the Stockholders Agreement, dated May 17, 1994, as amended, among the Corporation and the other parties thereto and waives all rights under such agreement.

Executed as of the____day of December, 1998.




       ________________________              _______________________________
              Signature                                 Print Name

                                   ANNEX B TO
                             STOCKHOLDERS AGREEMENT

                                   ANNEX C TO
                             STOCKHOLDERS AGREEMENT